Exhibit 10.11

Credit Facility Agreement No. 26.9.0068.1, dated July 13, 2026, between Banco Nacional de Desenvolvimento Econômico e Social - BNDES, and Wilson Sons Offshore S.A. (now known as Tidewater do Brasil S.A.).

The original loan agreement is in Portuguese. What follows is an English translation of the document.

Table of Contents

Credit Facility Agreement No. 26.9.0068.1, dated July 13, 2026	2

CREDIT FACILITY AGREEMENT No. 26.9.0068.1, ENTERED INTO BY AND BETWEEN BANCO NACIONAL DE DESENVOLVIMENTO ECONÔMICO E SOCIAL - BNDES AND WILSON, SONS OFFSHORE S/A, AS FOLLOWS:

BANCO NACIONAL DE DESENVOLVIMENTO ECONÔMICO E SOCIAL - BNDES, in its capacity as Financial Agent of the Brazilian Merchant Marine Fund - FMM herein referred to simply as CREDITOR, a federal public company, headquartered in Brasilia, Federal District, and services in this City, at Avenida República do Chile 100, enrolled with the CNPJ under No. 33.657.248/0001-89, by its undersigned representatives;

And

WILSON, SONS OFFSHORE S/A, hereinafter referred to as CLIENT, a corporation headquartered in Rio de Janeiro, State of Rio de Janeiro, at Rua da Quitanda, nº 86, 5º andar, Centro, CEP 20.091-902 enrolled with the CNPJ under No. 08.376.900/0001-40, through its undersigned representatives, agree on what is contained in the following clauses:

ONE

NATURE, VALUE AND PURPOSE OF THE AGREEMENT

The CREDITOR opens to the CLIENT, by this Instrument, a credit in the amount of R$ 139,360,000.00 (one hundred and thirty-nine million, three hundred and sixty thousand reais), divided into 4 (four) subcredits, to be provided with funds from the Brazilian Merchant Marine Fund (FMM) and/or to the account of its ordinary resources (FMM-Treasury), in the following amounts, subject to the provisions of Clause Two (Credit Availability):

I - Subcredit “A1”: R$ 70,239,000.00 (seventy million, two hundred and thirty-nine thousand reais) for the national items related to the maintenance of the vessels mentioned in the Sole Paragraph of this Clause;

II - Subcredit “A2”: R$ 56,558,000.00 (fifty-six million, five hundred and fifty-eight thousand reais) for imported items related to the maintenance of the vessels mentioned in the Sole Paragraph of this Clause;

III - Subcredit “B1”: R$ 10,885,000.00 (ten million, eight hundred and eighty-five thousand reais) for the national items related to the modernization of the vessels mentioned in the Sole Paragraph of this Clause; and

IV - Subcredit “B2”: R$ 1,678,000.00 (one million, six hundred and seventy-eight thousand reais) for the imported items related to the modernization of the vessel mentioned in the Sole Paragraph of this Clause.

SOLE PARAGRAPH

Subcredits A1 and A2 had their priorities established by CDFMM Resolutions No. 222, of 07.03.2025, and No. 228, of 09.18.2025, and are intended for the maintenance of 10 (ten) PSV vessels - Cormoran, Petrel, Skua, Pinguim, Saveiros Fragata, Fulmar, Mandrião, Zarapito, Batuíra and Biguá -, carried out at the Mauá Shipyard, located in Niterói/RJ, or at another national shipyard. Subcredits B1 and B2 had their priorities established by CDFMM Resolution No. 237, of 12.29.2025, and are intended for the modernization of a PSV type vessel - Mandrião -, also carried out at Mauá Shipyard or at another national shipyard (together, “PROJECT”).

TWO

CREDIT AVAILABILITY

The credit will be made available to the CLIENT in installments, after the release conditions referred to in Clause Twelve (Credit Release Conditions) have been met, depending on the needs for carrying out the PROJECT, respecting, in any event, the budgetary availability and financial programming of the Brazilian Merchant Marine Fund (FMM) and/or the CREDITOR's financial programming, which is subject to the definition of resources for its applications, by the National Monetary Council.

PARAGRAPH ONE

At the time of the resources release of this operation, the debts prescribed by law and contractually authorized by the CLIENT will be made. The total remaining balance of the funds available to the CLIENT will be immediately transferred to the current account No. [*****] that the CLIENT has at Banco Itaú No. [*****], branch No. CORP RIO [*****].

PARAGRAPH TWO

The value of each installment of Subcredits “A1”, “A2, “B1” and “B2” to be made available to the CLIENT will not undergo monetary restatement or other readjustment of any nature.

PARAGRAPH THREE

The total credit must be used by the CLIENT until 12.31.2027, without prejudice to the CREDITOR's power, under the guarantees constituted in this Instrument, to extend said term, before its final term, or to grant additional term, after said term, by express authorization, regardless of other formality or registration, with the agreement of the CLIENT.

THREE

INTEREST ON SUBCREDITS “A1”, “A2”, “B1” AND “B2”

Interest at a rate of 2.4% (two point four percent) per annum shall accrue on the principal amount of the CLIENT's debt.

SOLE PARAGRAPH

Interest will be calculated day by day by the proportional system on the debit balance of Subcredits “A1”, “A2”, “B1”, and “B2” updated under the terms of Clause Four (Debt Value Update), due on the 15th (fifteenth) day of the months of July, October, January and April, in the period between July 15, 2026 and July 15, 2027, and monthly, as of August 15, 2027, inclusive, together with the principal amortization installments and on maturity or settlement of this Instrument, subject to the provisions of Clause Eight (Maturity on Holidays).

FOUR

DEBT VALUE UPDATE

The debit balance of the CLIENT arising from Subcredits “A1”, “A2”, “B1”, and “B2”, including the principal, compensatory and default interest, other expenses, commissions and other agreed charges, will be updated daily by the exchange rate variation index of the US dollar (PTAX), sales quotation, disclosed by the Central Bank of Brazil on the previous business day.

SOLE PARAGRAPH

For the purposes of the provisions of the “caput”, on the day on which there is no official quotation, the quotation of the immediately preceding day will be considered.

FIVE

DEBT PROCESSING AND COLLECTION

The collection of the principal amount and charges shall be effected by means of a payment document issued by the CREDITOR, provided in advance so that the CLIENT may settle such obligations by their respective due dates.

PARAGRAPH ONE

Failure to receive the billing document will not exempt the CLIENT from the obligation to pay the principal installments and the charges on the dates set forth in this Instrument.

PARAGRAPH TWO

The CREDITOR will make available to the CLIENT the information, data and calculations that serve as a basis for calculating the amounts due.

PARAGRAPH THREE

As the debt arising from Subcredits “A1”, “A2”, “B1”, and “B2” is subject to daily update, under the terms of Clauses Three (Interest on Subcredits “A1”, “A2”, “B1”, and “B2”) and Four (Debt Value Update), the collection document referred to in this Clause will be issued by the CREDITOR with the indication of a reference value in US dollars, whose quotation must be obtained from the Official Portal of BNDES on the Internet (http://www.bndes.gov.br), and the payment amount, due in currency, will be determined by the respective quotation valid for the day of actual payment.

SIX

AMORTIZATION

The principal of the debt arising under this Instrument shall be paid to the CREDITOR as follows:

I. Subcredits A1 and A2: in 60 (sixty) monthly and consecutive installments, each in an amount equal to the outstanding principal of the debt for each Subcredit, adjusted in accordance with Clause Four (Debt Value Update) and divided by the number of remaining amortization installments, with the first installment falling due on August 15 (fifteen), 2027, and the last on July 15 (fifteen), 2032, subject to the provisions of Clause Eighteen (Maturity on Holidays); and

II. Subcredits B1 and B2: in 96 (ninety-six) monthly and consecutive installments, each in an amount equal to the outstanding principal of the debt for each Subcredit, adjusted in accordance with Clause Four (Debt Value Update) and divided by the number of remaining amortization installments, with the first installment falling due on August 15 (fifteen), 2027, and the last on July 15 (fifteen), 2035, subject to the provisions of Clause Eighteen (Maturity on Holidays).

SOLE PARAGRAPH

The CLIENT undertakes to settle on July 15 (fifteen), 2035, with the last amortization installment, all obligations arising from this Instrument.

SEVEN

AMENDMENT OF THE LEGAL CRITERION FOR

UPDATING OR REMUNERATION OF RESOURCES

ORIGINATING FROM THE MERCHANT MARINE FUND

AND/OR ORDINARY RESOURCES (FMM-TREASURY)

In the event that the criterion for updating or remuneration of financing operations with resources originating from the Merchant Marine Fund (FMM), carried out by the CREDITOR, as Financial Agent of said Fund and/or with ordinary resources (FMM-Treasury), is replaced, the update provided for in Clause Four (Debt Value Update) or the remuneration provided for in Clause Three (Interest on Subcredits “A1”, “A2”, “B1”, and “B2”) may be carried out using the new criterion, established by the competent authority, for updating or remuneration of the aforementioned operations. In this case, the CREDITOR will communicate the change in writing to the CLIENT.

EIGHT

ASSIGNMENT OF PHOTOGRAPHIC AND/OR

AUDIOVISUAL WORKS

The CLIENT undertakes to send photographic and/or audiovisual works already produced, illustrative of the support of the BNDES System or that portray the main stages of the PROJECT, in the best available quality, the content of which will be defined together with the BNDES System, within 30 (thirty) calendar days of the request by the CREDITOR, subject to business secrecy and the provisions of this Clause.

PARAGRAPH ONE

With the remittance to the BNDES System of the works referred to in the caput of this Clause, the CLIENT:

I - agrees, as of this moment, to simultaneously:

a) assign the patrimonial copyrights referred to in Law no. 9.610/1998 on said works free of charge, for an indefinite period, in a revocable and retractable manner, to the BNDES System, for the purpose of use, reproduction or exhibition, directly or indirectly, in national and international territory, in internal, external and institutional or marketing advertising communication of the BNDES System, in any media, also allowing its inclusion in a database maintained by the BNDES System or by a contracted third party and other forms of archiving of the genre;

b) assume sole and personal responsibility for the originality of said works, declaring to be the author and/or holder of the assigned patrimonial copyrights and/or to have obtained the respective terms of assignment of patrimonial copyrights, being obliged to keep said terms filed, to send to the BNDES System when requested and to indemnify the BNDES System for any losses and damages it may suffer in the event of a dispute;

c) authorizing the CREDITOR to make any alteration or adjustment in the works sent, provided that they are necessary and compatible with the purposes of use expressly authorized above, and provided that they do not consider the honor and image of the CLIENT, the author of the work or the persons whose images may be portrayed, if applicable;

II - it also undertakes to obtain, prior to the remittance of the referred works, and to submit to the CREDITOR, when requested:

a) authorization to use the image of the persons eventually portrayed in the assigned works, for an indefinite period, in a revocable and retractable manner;

b) authorization to use the image of the entities or business companies whose equipment and facilities may be portrayed in the assigned works, for an indefinite period, in a revocable and retractable manner; and

c) license to use the trademarks, registered or not, and any other distinctive signs that may be portrayed in the assigned works, pursuant to Law No. 9.279/1996.

PARAGRAPH TWO

Alternatively, the CREDITOR may choose to produce the photographic and/or audiovisual works referred to in the caput, respecting the protection of intellectual property, pursuant to Law No. 9.279/1996. In this case, the CLIENT hereby authorizes the access, within 30 (thirty) days from the date of the request, of professionals previously designated by the CREDITOR, to the facilities where the object(s) or the PROJECT supported by the BNDES System for the execution of said works are located, with the accompaniment of the CLIENT or person designated by it.

PARAGRAPH THREE

With regard to the photographic and/or audiovisual works mentioned in this Clause, the CLIENT:

I. further authorizes:

a) the use by the CREDITOR of images of equipment and facilities owned by it within the photographic and/or audiovisual works, as contained in said works free of charge, for an indefinite period, in a revocable and retractable manner, to the BNDES System, for the purpose of use, reproduction or exhibition, directly or indirectly, in national and international territory, in internal, external and institutional or marketing advertising communication of the BNDES System, in any means, also allowing its inclusion in a database maintained by the BNDES System or by a contracted third party and other forms of archiving of the genre; and

b) the use, by the CREDITOR, under the terms of Law no. 9.279/1996, of the trademarks owned by it and/or that it holds the corresponding licenses for use, which may eventually be portrayed in the aforementioned works, free of charge, for all the purposes mentioned above within the scope of the disclosure of the support of the BNDES System;

II. also undertakes to communicate, in writing, to the BNDES System:

a) previously, at least thirty (30) calendar days in advance, any revocation or retraction of the assignment of patrimonial copyrights;

b) immediately, as soon as it becomes aware of the revocation or retraction of the authorization to use images and/or licenses to use trademarks.

NINE

SPECIAL OBLIGATIONS OF THE CLIENT

The CLIENT undertakes to:

I - comply, to the extent applicable, until the final settlement of the debt arising from this Instrument, with the “PROVISIONS APPLICABLE TO BNDES AGREEMENTS,” approved by Resolution No. 665, of 12.10.1987, partially amended by Resolution No. 775, of 12.16.1991, by Resolution No. 863, of 03.11.1996, by Resolution No. 878, of 09.04.1996, by Resolution No. 894, of 03.06.1997, by Resolution No. 927, of 04.01.1998, by Resolution No. 976, of 09.24.2001, by Resolution No. 1.571, of 03.04.2008, by Resolution No. 1.832, of 09.15.2009, by Resolution No. 2.078, of 03.15.2011, by Resolution 2.139, of 08.30.2011, by Resolution No. 2.181, of 11.08.2011, by Resolution No. 2.556, of 12.23.2013, by Resolution No. 2.558, of 12.23.2013, by Resolution No. 2.607, of 04.08.2014, by Resolution No. 2.616, of 05.06.2014, by Resolution No. 3.148, of 05.24.2017, by Resolution No. 3.354, of 08.28.2018, by Resolution No. 3.377, of 10.17.2018, and by Resolution No. 3.439, of 12.27.2018, by Resolution No. 3.511, of 08.21.2019, by Resolution No. 3.523, of 09.12.2019, by Resolution No. 3.539, of 10.03.2019, by Resolution No. 3.593, of 02.06.2020, by Resolution No. 3.708, of 11.26.2020, by Resolution No. 3.728, of 01.14.2021, by Resolution No. 3.838, of 12.23.2021 and by Resolution No. 3.914, of 07.07.2022 and by Resolution No. 4.026, of 04.27.2023, all from the BNDES Board of Directors, published in the Federal Official Gazette (Section I), of 12.29.1987, 12.27.1991, 04.08.1996, 09.24.1996, 03.19.1997, 04.15.1998, 10.31.2001, 03.25.2008, 11.06.2009, 04.04.2011, 09.13.2011, 11.17.2011, 01.24.2014, 02.14.2014, 05.06.2014, 09.03.2014, 06.02.2017, 09.17.2018, 11.26.2018, 01.14.2019, 09.04.2019, 10.16.2019, 10.29.2019, 03.04.2020, 01.04.2021, 01.25.2021, 01.10.2022, 07.13.2022 and 06.15.2023, respectively, available on the official BNDES website (www.bndes.gov.br), the content of which the CLIENT declares to know and accept as an integral and inseparable part of this Instrument, for all legal purposes and effects;

II - execute and complete the PROJECT until 12.31.2027, without prejudice to the CREDITOR's power, under the guarantees constituted in this Instrument, to extend said term, before its final term, or to grant additional term, after said term, by express authorization, regardless of other formality or registration, with the agreement of the CLIENT;

III - maintain in a regular situation its obligations related to the PROJECT before the environmental agencies, during the term of this Instrument, subject to Paragraph Four;

IV - notify the BNDES System of the occurrence of environmental damage that may compromise the PROJECT, within five (5) business days from the date of its knowledge, indicating the measures and actions in progress or already taken by the CLIENT to correct and/or remedy such damages and providing any documents produced/issued related to said event;

V - notify the BNDES System, within 30 (thirty) calendar days from the date on which it becomes aware, that it, or any of its administrators/directors, its direct or indirect controlling companies, its direct or indirect subsidiaries, its employees, agents or representatives, as well as suppliers of a product or service essential for the execution of the PROJECT are involved in an action, procedure and/or process, judicial or administrative, considered relevant under the terms of Paragraph Two, conducted by a national or foreign administrative or judicial authority, provided that they are not under confidentiality or secrecy of justice;

VI - present its financial statements for the previous financial year, audited by an independent external auditor duly registered with the Brazilian Securities and Exchange Commission, by May 31 of each year;

VII - without the prior authorization of the CREDITOR, not to carry out a spin-off, merger or incorporation or any other form of corporate reorganization involving the CLIENT, which implies a change in its direct or indirect control, with the exception of the exchange of control operations carried out with the Tidewater group and/or the company Tidewater, Inc., according to a material fact disclosed by Tidewater, Inc. on February 23, 2026;

VIII - submit to the BNDES System, whenever requested, within the established period, information containing data that identifies the goods or services financed, detailing, when applicable, the machine or equipment, the manufacturer or service provider, the value, as well as other information that may be requested, in order to prove that the goods and services purchased with resources of this Instrument meet the standards and criteria of the BNDES System and, if applicable, that they are accredited in the BNDES System;

IX - not to use, in the fulfillment of the purpose described in Clause One (Nature, Value and Purpose of the Agreement), the resources of this Instrument in activity:

a) carried out in any country or territory that is subject to economic or financial sanctions, embargoes or restrictive measures in force, administered or applied by the United Nations Security Council, the Brazilian State or by an authority that exercises jurisdiction over the CLIENT and its eventual subsidiaries; or

b) that otherwise results in a violation by any person (including the BNDES System) of the sanctions referred to in this item;

X - return the funds whose application is no longer justifiably proven by the CLIENTS, in terms satisfactory to the BNDES System, within a period to be established in the written notification sent by the BNDES System, mentioned in Paragraph Two of Clause Twenty-Two (Notification), updated and remunerated by the interest rate provided for in Clause Three (Interest on Subcredits “A1”, “A2”, “B1” and “B2), from the date of release of the funds to the CLIENTS until the date of their effective return, subject to the provisions of article 37 of the "PROVISIONS APPLICABLE TO BNDES AGREEMENTS";

XI - communicate to BNDES, on the date of the event, the name and CPF/MF of the person, acting or doing lucrative office or being among their owners, controllers or directors, has been registered or sworn as Federal Congressman or Senator;

XII - present the class certificates of the vessels object of the PROJECT, issued by a classification society, within a period of up to 180 (one hundred and eighty) days from the end of the term of their execution; and

PARAGRAPH ONE

For the purposes of the special obligation dealt with in item V of this Clause, it is considered known by the CLIENT:

I – the receiving of any summons, intimation or notification, judicial or extrajudicial, made by judicial or administrative authority, national or foreign;

II - the communication of the fact by the CLIENT to the competent authority; and

III - the adoption of a judicial or extrajudicial measure by CLIENT against the offender.

PARAGRAPH TWO

For the purposes of the special obligation dealt with in item V of this Clause, the following are considered relevant:

I - all sanctioning administrative proceedings, public civil actions (including administrative misconduct), popular or collective, civil or criminal actions related to the illicit acts indicated below, when classified as probable or possible loss:

a) against the public administration, national or foreign, against the Democratic Rule of Law, against the economic or tax order, the financial system, the capital market or, of “laundering” or concealment of assets, rights and values, terrorism or terrorist financing, provided for in applicable national and/or foreign legislation;

b) that result in harassment, discrimination or prejudice based on personal attributes (such as ethnicity, race, color, socioeconomic status, family situation, nationality, age, sex, sexual orientation, gender identity, religion, belief, disability, genetic or health condition and ideological or political positioning), irregular, illegal or criminal exploitation of child labor or practice related to work in conditions analogous to slavery, human trafficking, sexual exploitation or the criminal benefit of prostitution, moral or sexual harassment, violence against women, children, adolescents, elderly people or people with disabilities, or crimes against the environment;

II - all sanctioning administrative proceedings, public civil actions (including administrative impropriety), popular or collective, civil or criminal actions that represent a risk to the CLIENT's reputation, regardless of the object or the classification of probability of loss;

III - the procedures or processes against employees, agents or representatives of the CLIENT, in which it can be held responsible or that represent a risk to its reputation; and

IV - the procedures or processes against suppliers of a product or service essential for the execution of the PROJECT that represent a risk to the CLIENT's reputation and/or the execution of the PROJECT.

PARAGRAPH THREE

In the cases provided for in the Paragraph Two of this Clause, the CLIENT shall, when requested by the BNDES System and whenever available, provide a copy of any decisions rendered and any judicial or extrajudicial agreements entered into within the scope of the aforementioned procedures, as well as detailed information on the measures adopted in response to such procedures.

PARAGRAPH FOUR

Failure to comply with item III of this Clause shall be deemed to have occurred in the following cases:

I - when the statement submitted to the CREDITOR, pursuant to item III, items “a”, “b” and “d” of Clause Twenty-Three (CLIENT's Statements) is no longer true, consistent, correct or sufficient, as provided for in Paragraph One of Clause Twenty-Three (CLIENT's Statements);

II - when the statement referred to in item I above is requested and not submitted to the BNDES System within the period provided for in Paragraph Two of Clause Twenty-Three (CLIENT's Statements);

III - non-existence or loss of validity and/or effectiveness of any of the environmental licenses, duly issued by the competent environmental agency, necessary for the implementation and/or operation of the PROJECT, according to the stage of the PROJECT; or

IV - existence of an administrative or judicial decision that (i) causes the suspension, invalidity or extinction of the environmental licensing of the PROJECT or (ii) determines the environmental irregularity of the PROJECT, provided that, in both cases, the effects of the decision are not suspended.

PARAGRAPH FIVE

For the purposes of the special obligation dealt with in item IV of this Clause, it is considered known by the CLIENT:

I – the receiving of any summons, intimation or notification, judicial or extrajudicial, made by judicial or administrative authority;

II - the communication of the fact by the CLIENT to the competent authority; and

III - the adoption of a measure by the CLIENT to correct and/or remedy the damages.

PARAGRAPH SIX

For the purposes of the special obligation referred to in item X of this Clause, from the date of release of the funds until the date of effective return, payments already made as compensatory interest or principal amortization must be deducted from the updated amount to be returned to the CREDITOR, if applicable.

PARAGRAPH SEVEN

The lack of justified proof of the application of resources, pursuant to item X and the previous paragraph of this Clause, does not characterize a hypothesis of early maturity of this Instrument, under the terms of Clause Sixteen (Early Maturity).

TEN

TAX REFUND

The CLIENT undertakes to reimburse the CREDITOR for the amount collected by it as a taxpayer, as taxes levied as a result of the Credit Transaction, especially the Tax on Financial Operations, within 10 (ten) days after receiving written notification sent by the BNDES System, in the event that the credit release has not been discounted as provided for in Clause Two (Credit Availability).

PARAGRAPH ONE

The amount due in the form of the caput of this Clause will be updated by the SELIC rate from the moment the amount is effectively disbursed by the BNDES System until the date of the effective reimbursement of the amount due by the CLIENT.

PARAGRAPH TWO

In the event that the reimbursement is not made within the period established in this Clause, the CLIENT will be subject to the sanctions provided for in this Instrument and in the “PROVISIONS APPLICABLE TO BNDES AGREEMENTS” mentioned in Clause Nine (Special Obligations of the CLIENT).

ELEVEN

RESPONSIBILITY IN CORPORATE SUCCESSION

In case of corporate succession, any successors of the CLIENT shall be jointly liable for the obligations arising from this Instrument.

SOLE PARAGRAPH

The provisions in the caput of this Clause are not applicable if there is prior consent of CREDITOR regarding the removal of joint and separability in the split-off.

TWELVE

CREDIT RELEASE CONDITIONS

The credit release, in addition to compliance, where applicable, with the conditions set forth in Articles 5 and 6 of the aforementioned “PROVISIONS APPLICABLE TO BNDES AGREEMENTS”, is subject to satisfaction of the following:

I - For the release of the first credit installment:

a) proof to the CREDITOR of the registration of this instrument, covered by all legal formalities, in the registry office for titles and documents of the CLIENT's headquarters.

II - For release of each installment of each Subcredit:

a) absence of any fact that, at the discretion of the BNDES System, will substantially change the economic and financial situation of the CLIENT or that may compromise the execution of the project financed herein, in order to change it or make it impossible to carry it out, under the terms provided for in the PROJECT approved by the CREDITOR;

b) presentation to the CREDITOR of Letters of Guarantee issued by a financial institution approved by the CREDITOR, in accordance with Clause Thirteen (Guarantee), for which the guarantors are responsible for a portion of the debt in an amount previously defined by the CREDITOR, depending on the amount of the credit to be released;

c) the CLIENT must be up to date with all obligations before the Merchant Marine Fund (FMM) and the BNDES System;

d) presentation, by the CLIENT, of a Joint Certificate of Regularity of Federal Tax Status (CND) or a Positive Certificate with Negative Effects of Debts Relating to Federal Taxes and the Union's Active Debt (CPEND), issued jointly by the Brazilian Federal Revenue Service (RFB) and the National Treasury Attorney General's Office (PGFN), through the internet, to be extracted at www.receita.fazenda.gov.br or www.pgfn.fazenda.gov.br and verified by the BNDES System;

e) presentation, by the CLIENT, of a Compliance Certificate towards Government Severance Payment Fund, issued by Caixa Econômica Federal;

f) presentation of a statement, signed by the legal representatives of the CLIENT, reiterating, subject to the provisions of item “a” of item I and item V, the Statements made in Clause Twenty-Three (CLIENT's Statements);

g) presentation of a statement, signed by the legal representative(s) of the CLIENT, that all its activities are in compliance with environmental legislation and with the standards of Brazilian Navy;

h) in the event that the PROJECT is partially or fully carried out in another national shipyard other than Mauá Shipyard, (1) proof of the regularity of this change with the FMM, in accordance with the applicable legislation in force, and (2) presentation of the environmental operating license of the new national shipyard where the PROJECT will be executed.

PARAGRAPH ONE

After the period of use provided for in Clause Two (Credit Availability) has elapsed without any release of funds, including due to non-compliance with the conditions set forth in this Clause, the CREDITOR may, at its discretion, terminate this Instrument, by communicating to the CLIENT, regardless of any other formality or registration, with the consequent extinction of all rights and obligations arising therefrom, as well as the release of guarantees eventually constituted, and the CLIENT is responsible for canceling the registrations related to this Instrument at the competent notaries.

PARAGRAPH TWO

In relation to Subcredits “A1” and “A2”, the amount to be disbursed to each vessel must respect the maximum financing amount defined for the repair of each of them, as specified below:

Vessel/ CDFMM Resolution	Maximum Funding Amount (R$)
Cormoran R222	21,228,000.00
Petrel R222	4,016,000.00
Skua R222	4,016,000.00
Pinguim R222	26,231,000.00
Saveiros Fragata R222	21,388,000.00
Fulmar R222	4,016,000.00
Mandrião R222	4,957,000.00
Zarapito R222	4,326,000.00
Biguá R228	7,967,000.00
Batuíra R228	28,652,000.00
Total	126,797,000.00

THIRTEEN

GUARANTEE

The fiduciary guarantee of this Instrument will be the guarantee to be formalized by Letters of Guarantee, according to the model provided by the CREDITOR, to be provided by financial institutions that, at the discretion of the BNDES System, are in an economic-financial situation that gives them a degree of notorious solvency, and the guarantor must undertake as the main payer of the obligations arising from this Instrument, until its final settlement, limited to liability to installments of the debt, in amounts to be defined, pursuant to item “b” of item II of Clause Twelve (Credit Release Conditions), with express waiver of the benefits of articles 366, 827 and 838 of the Civil Code, established that any change in the term or increase in the value of the guarantee always depends on the prior consent of the guarantors.

PARAGRAPH ONE

The Letters of Guarantee referred to in the caput of this Clause will be issued for a minimum period of 24 (twenty-four) months, and must be replaced by the 60th (sixtieth) day prior to the end of the term of their validity, under penalty of early maturity of this Instrument.

PARAGRAPH TWO

The last renewal or replacement of the Letter(s) of Guarantee must be carried out for the remaining period of the amortization period, plus 6 (six) months, so that the last Letter(s) of Guarantee to be presented remain in force for up to 6 (six) months after the due date of the last debt amortization installment provided for the respective Subcredit(s).

FOURTEEN

DEFAULT

In the event of a default on the obligations assumed by the CLIENT, the provisions of arts. 40 through 47-A of the “PROVISIONS APPLICABLE TO BNDES AGREEMENTS”, referred to in Clause Nine (Special Obligations of the CLIENT), item I, shall be observed.

FIFTEEN

EARLY SETTLEMENT OF THE DEBT

In the event of early settlement of the debt, the guarantees will be released, observing the provisions of art. 18, of the "PROVISIONS APPLICABLE TO BNDES AGREEMENTS” mentioned in Clause Nine (Special Obligations of the CLIENT), item I.

PARAGRAPH ONE

In the event of partial or full early settlement of the debt not referenced in TLP, on its own initiative or responsibility, the CLIENT undertakes to pay, on the settlement date, the principal amount plus accrued and unpaid interest or the amount equivalent to the present value of the future payments provided for in this Instrument until its regular maturity, whichever is greater.

PARAGRAPH TWO

The present value referred to in Paragraph One shall be calculated by discounting the amount of future interest and amortization payments provided for in this Instrument by the sum of items I and II below:

I - the term structure of the interest rate related to the market index applicable to the Instrument under liquidation, obtained on the platform of the Brazilian Financial and Capital Markets Association (ANBIMA) or another similar provider; and

II - 0.2% (two tenths percent) per year in relation to all Subcredits.

PARAGRAPH THREE

The methodology referred to in Paragraph One does not apply to operations in the absence of principal, for which the CREDITOR may arbitrate the non-receipt and alternative costs.

SIXTEEN

EARLY MATURITY

THE CREDITOR may declare the early maturity of this Instrument, with the enforceability of the debt and immediate suspension of any disbursement, if, in addition to the cases provided for in articles 39 and 40 of the “PROVISIONS APPLICABLE TO BNDES AGREEMENTS”, referred to in Clause Nine (Special Obligations of the CLIENT), item I, are proven by the CREDITOR:

I - the existence of a final and unappealable condemnatory sentence due to the practice of acts, by the CLIENT, that result in irregular, illegal or criminal exploitation of child labor, practice related to work in conditions analogous to slavery or crime against the environment;

II - the inclusion of the CLIENT in the Register of Employers who have kept workers in slave-like conditions, established by Interministerial Ordinance MTPs/MMIRDH No. 4/2016, or another that may replace it;

III - the falsity of the statements presented in Clause Twenty-Three (CLIENT's statements);

IV - the request for judicial, extrajudicial recovery, self-bankruptcy, as well as the decree of bankruptcy or liquidation of the CLIENT;

V - non-compliance with the obligations related to the guarantees, assumed in this Instrument or in a specific instrument;

VI - the practice by the CLIENT (i) of the conduct of offering, promising, giving, authorizing, requesting or accepting, directly or indirectly, any undue advantage, pecuniary or of any nature, related in any way to the purpose of this Instrument, as well as (ii) of harmful acts, infractions or crimes against the economic or tax orders, the financial system, the capital market, the public administration, national or foreign, or the Democratic Rule of Law, of “laundering” or concealment of assets, rights and values, terrorism or terrorist financing, provided for in applicable national and/or foreign legislation; and

VII - the inclusion, in a corporate agreement, bylaws, or articles of association of the CLIENT, or of the companies controlling it, of a provision requiring a special quorum for the deliberation or approval of matters that limit or curtail the control of any such companies by their respective controlling parties, or, furthermore, the inclusion in such documents of a provision entailing:

a) restrictions on the CLIENT's capacity for growth or its technological development;

b) restrictions on the CLIENT's access to new markets; or

c) restrictions or damage to the ability to pay the financial obligations arising from this operation.

VIII - failure to replace the Bank Guarantee Letter within the period established in Paragraph One of Clause Thirteen (Guarantee).

PARAGRAPH ONE

This Instrument shall fall mature early, with the enforceability of the debt and immediate suspension of any disbursement, in the event of application of resources provided by this Instrument in purpose other than provided for in this Instrument. The BNDES System will communicate the fact to the Federal Prosecution Service, for the purposes and effects of Law No. 7.492, of 06.16.86.

PARAGRAPH TWO

This Instrument shall also fall mature early, with the liability of the debt and immediate suspension of any disbursement, at the date of diplomation as Federal Deputy or Senator, a person remunerated by the CLIENT, or are among their owners, controlling companies or directors, people in the prohibitions provided by the Federal Constitution, Clause 54, items I and II. There will be no charges due to default provided that the debt payment occurs within 5 (five) business days from the date of diplomation, under penalty of not doing so, occurring charges provided for cases of early maturity due to default.

PARAGRAPH THREE

The declaration of early maturity based on the provisions of items I and II of the caput will not occur if the reparation imposed is made or while the penalty imposed on the Client is being fulfilled, observing the due legal process, or, also, based on the item II of the caput, if the CLIENT is excluded from the Register of Employers who have kept workers in conditions analogous to slavery, established by MTPs/MMIRDH Interministerial Ordinance No. 4/2016, or another subsequent one that may replace it.

SEVENTEEN

AUTHORIZATION TO PROVIDE INFORMATION

The CLIENT authorizes the CREDITOR, irrevocably and irreversibly, to provide the Merchant Marine Fund with information regarding the execution of the PROJECT and the obligations arising from this Instrument, including the occurrence of default.

EIGHTEEN

MATURITY ON HOLIDAYS

All maturity of principal amortization installment and charges that occur in Saturdays, Sundays or National, State, Provincial, Municipal Holidays including bank holiday, shall be, for all purposes and effects of this Instrument, changed for the first subsequent business day, the charges being calculated until this date, and if initiating, also from this date, the following regular period of verification and calculation of the transaction charges of this Instrument.

SOLE PARAGRAPH

For purposes of the provisions in the caput of this Clause, unless expressly provided to the contrary, shall be considered the holidays of the place where is the headquarters of the CLIENT, whose address is stated in this Instrument.

NINETEEN

COMMISSIONS AND CHARGES

The CLIENT declares to be aware that it will pay the CREDITOR Commissions and Charges due to the request for services or other activities, subject to the hypotheses of incidence and the amounts disclosed on the CREDITOR's official website (www.bndes.gov.br).

TWENTY

VENUE

The courts of Rio de Janeiro and the CREDITOR’s headquarters are designated as the Venues for resolving disputes arising from this Instrument that cannot be settled out of court.

TWENTY-ONE

ENVIRONMENTAL LIABILITY

The CLIENT undertakes, regardless of fault, to reimburse the CREDITOR for any amount that it is compelled to pay due to environmental damage resulting from the PROJECT referred to in the Sole Paragraph of Clause One (Nature, Value and Purpose of the Agreement), as well as to indemnify the CREDITOR for any loss or damage that it may suffer as a result of said environmental damage.

TWENTY-TWO

NOTIFICATION

The CREDITOR, in the event of detecting the occurrence of an event that may characterize the breach of the obligation established in this Instrument or the early maturity, for which there is no fixed term, may notify the CLIENT in writing.

PARAGRAPH ONE

In the event of non-compliance with an obligation or early maturity in relation to which there is no fixed term, a period of up to 60 (sixty) days will be granted, from the date of receipt of the notification, for the CLIENT to present proof of correction and/or justification about said event, and the CREDITOR may, at its discretion, without prejudice to other measures and penalties provided for in this Instrument and in the “PROVISIONS APPLICABLE TO BNDES AGREEMENTS”:

I - accept the proof of correction and/or justification presented, and must inform the CLIENT in writing;

II - require the return of funds, notifying the CLIENT to do so, pursuant to item X of Clause Nine (Special Obligations of the CLIENT);

III - suspend the release of the financial collaboration; and/or

IV - declare the early maturity of the Instrument, pursuant to Clause Sixteen (Early Maturity), and also, if the purpose provided for in this Instrument has been compromised, apply the provisions of Paragraph One of Clause Sixteen (Early Maturity).

PARAGRAPH TWO

In the event provided for in item II of Paragraph One of this Clause, the written notification to be sent by the CREDITOR will contain the amount to be refunded, the return period and the information necessary for the payment of the amount to be returned.

PARAGRAPH THREE

At the discretion of the CREDITOR, the measure referred to in item III of Paragraph One of this Clause may be determined prior to notification by the CLIENT.

TWENTY-THREE

CLIENT'S STATEMENTS

The CLIENT hereby represents and warrants to the BNDES System that:

I - Regarding the legitimacy to formalize this Instrument:

a) has full power, authority and capacity to formalize this Instrument and fulfill the obligations assumed herein, having adopted all necessary corporate measures to authorize the respective formalization;

b) there is no Federal Deputy, nor Senato, whether certified or sworn into office, exercising a remunerated function or among its owners, controllers or directors, not configuring the prohibitions provided for by the Federal Constitution, art. 54, items I and II;

II - Regarding the fair practices:

a) complies with anti-corruption laws, regulations, and policies, as well as directives and rules issued by any domestic or foreign body or entity to which they are subject by legal or contractual obligation, aimed at curbing or preventing corrupt practices, illegal expenses related to political activity, harmful acts, infractions, or crimes against the economic or tax order, the financial system, the capital markets, public administration (domestic or foreign), or the democratic rule of law, as well as money laundering or the concealment of assets, rights, and values, terrorism, or the financing of terrorism, as provided for in applicable domestic and/or foreign legislation;

b) it is not aware that suppliers of a product or service essential for the execution of the purpose provided for in this Instrument have performed any act related to it that violates any of the rules mentioned in item “a” of this item;

c) neither the CLIENT nor its direct or indirect subsidiaries, or any of the respective officers or managers, employees, agents and representatives are Sanctioned Persons;

d) neither the CLIENT nor its direct or indirect subsidiaries, are incorporated, domiciled or located in a Sanctioned Country;

e) neither the CLIENT nor its direct or indirect subsidiaries, are a party or intend to be a party to any negotiations or transactions with any Sanctioned Person or related to any activity or transaction blocked in a Sanctioned Country;

f) is not aware of any facts that have not been expressly stated and that, if known, could adversely affect the decision to grant the credit;

g) does not offer, promise, give, authorize, solicit, or accept, nor will it offer, promise, give, authorize, solicit, or accept, directly or indirectly, any undue advantage, whether pecuniary or of any other nature, related in any way to the purpose of this Instrument, nor does it engage in or will it engage in harmful acts, infractions or crimes against the economic or tax orders, the financial system, the capital market, the public administration, national or foreign, or the Democratic Rule of Law, of “laundering” or concealment of assets, rights and values, terrorism or terrorist financing, provided for in applicable national and/or foreign legislation; and

h) does not practice acts that result in discrimination based on race, ethnicity or gender, irregular, illegal or criminal exploitation of child labor, practice related to work in conditions analogous to slavery, or that characterize moral or sexual harassment, violence against women, children, adolescents, elderly people or people with disabilities, or that result in a crime against the environment or criminal benefit of prostitution, and will not practice said acts during the term of this Instrument;

i) takes and will take, during the term of this Instrument, all measures at its disposal to prevent its managers or its subsidiaries; its employees, agents or representatives; as well as suppliers, of a product or service essential for the execution of the purpose provided for in this Instrument, from practicing the acts described in items “g” and “h” above;

III - Regarding the socio-environmental aspects:

a) complies with the provisions of the legislation regarding the National Environmental Policy and adopts measures and actions aimed at avoiding or correcting damages or violations to the environment, safety and occupational medicine that may be caused as a result of the purpose provided for in this Instrument;

b) is regular before the environmental agencies, remaining valid all licenses, authorizations, grants and the like presented to the CREDITOR, currently necessary for the execution of the purpose provided for in this Instrument;

c) observes the legislation applicable to persons with disabilities in the execution of the purpose set forth in this Instrument, in particular the requirements set forth in Law No. 13.146/2015 (Disabled Persons Statute);

d) observes the following international agreements ratified by Brazil: I) Convention on the Prohibition of the Development, Production and Stockpiling of Bacteriological (Biological) and Toxin-Based Weapons and their Destruction, promulgated by Decree No. 77.374/1976; II) Vienna Convention for the Protection of the Ozone Layer and the Montreal Protocol on Substances that Deplete the Ozone Layer, promulgated by Decree No. 99.280/1990; III) Basel Convention on the Control of Transboundary Movements of Hazardous Wastes and their Disposal, promulgated by Decree No. 875/1993; IV) Treaty on the Non-Proliferation of Nuclear Weapons, promulgated by Decree No. 2.864/1998; V) International Convention on the Prohibition of the Development, Production, Stockpiling and Use of Chemical Weapons and on the Destruction of Existing Chemical Weapons in the World, promulgated by Decree No. 2.977/1999; VI) Convention on the Prohibition of the Use, Stockpiling, Production and Transfer of Anti-Personnel Mines and on their Destruction, promulgated by Decree No. 3.128/1999; VII) Convention on International Trade in Endangered Species of Wild Flora and Fauna - CITES, pursuant to Decree No. 3.607/2000; VIII) Stockholm Convention on Persistent Organic Pollutants; and IX) Minamata Convention on Mercury, promulgated by Decree No. 9.470/2018;

e) is not aware of any fact or event, including the issuance of an administrative or judicial decision, that compromises the environmental regularity of the financed PROJECT;

f) the execution of the purpose provided for in this Instrument does not provide for the reduction of the CLIENT's permanent staff.

IV - Regarding the tax aspects:

a) is in compliance with tax obligations, including social, labor and social security contributions.

V - Regarding the other legal impediments to formalize this Instrument:

a) on the date of formalization of this Instrument, there is no default by the CLIENT with the Federal Government, its bodies and entities of the direct and indirect Administrations, except for the notes whose treatment was specified, this declaration does not cover the obligations whose proof of compliance must be made by means of a certificate, due to current legislation;

b) there are no, on the date of formalization of this Instrument, against the CLIENT and its managers Fernando de Castro Villela, [*****], enrolled with the CPF under No. [*****] - Executive Director, and Luís Gustavo Bueno Machado, [*****], enrolled with the CPF under No. [*****] - Director without specific designation, final administrative sanctioning decision, issued by a competent authority or body, due to the practice of acts that result in discrimination based on race, ethnicity or gender, irregular, illegal or criminal exploitation of child labor or work-related practice in conditions analogous to slavery, and/or final conviction, rendered as a result of said acts, or others that characterize moral or sexual harassment, violence against women, children, adolescents, elderly or people with disabilities, or that result in a crime against the environment or criminal proceeding from prostitution;

c) there is no, on the date of formalization of this Instrument, against the CLIENT and its managers already qualified an administrative or judicial condemnatory decision, capable of producing effects, which implies a prohibition to contract with official financial institutions or with the Public Administration, or to receive incentives, subsidies, donations or loans from public bodies or entities and from public financial institutions or controlled by the public power, due to the practice of unlawful acts defined by law;

PARAGRAPH ONE

The CLIENT shall communicate to the CREDITOR any material change in fact that causes the statements made in this Clause to cease to be true, consistent, correct or sufficient, until the final settlement of all obligations arising from this Instrument. In the event of this communication, the CLIENT undertakes to provide the CREDITOR, when requested and within the period indicated by it, with the information and documents necessary to understand the factual situation and the measures adopted by the CLIENT. If the CREDITOR does not receive any communication from the CLIENT in this regard, the statements made by the CLIENT in the form of the caput will be considered valid and reiterated throughout the term of this Instrument.

PARAGRAPH TWO

The CLIENT shall, whenever it requests the release of a portion of the credit or whenever requested by the CREDITOR, within a period of up to 30 (thirty) days from the date of receipt of the notification, expressly reiterate the statements made in this Clause, except as provided in item “a” of item I and in item V, subject to Paragraph One.

PARAGRAPH THREE

The CLIENT undertakes to maintain, during the term of this Instrument, an action compatible with the statements made in the caput and in the form of Paragraphs One and Two of this Clause, being aware that if such statements are not or cease to be true, consistent, correct or sufficient, the applicable legal sanctions of a civil and criminal nature may be applied, in addition to the early maturity of the Instrument.

PARAGRAPH FOUR

For the purposes of item “i” of item II of the caput of this Clause, measures are considered to prevent the practice of corrupt conduct, among others, the implementation, maintenance and/or improvement of internal control practices and/or systems, including standards of conduct, integrity policies and procedures, in order to ensure faithful compliance with national or foreign legislation applicable to the CLIENT and/or its subsidiaries.

PARAGRAPH FIVE

For the purposes of item II of the caput of this Clause, the following definitions will be adopted:

I - Sanctioned Country: any country or territory that is, or whose government is subject to Sanctions;

II - Sanctioned Person: any individual or legal entity, authority or governmental body with whom transactions are restricted or prohibited by Sanctions;

III - Sanctions: economic or financial sanctions, embargoes and restrictive measures in force, administered or applied by the United Nations Security Council, the Brazilian State or by an authority that exercises jurisdiction over the CLIENT, its subsidiaries, or any of their respective officers or directors, employees, agents and representatives, due to their domicile or commercial activities.

TWENTY-FOUR

PUBLICITY

The CLIENT authorizes the external disclosure of the entirety of this Instrument by the CREDITOR, regardless of its public registration in a notary's office.

TWENTY-FIVE

CONFIDENTIALITY TRANSFER

The CLIENT declares that it is aware that the BNDES System will provide the Brazilian Federal Audit Court (TCU), the Federal Prosecution Service (MPF), the Office of the Comptroller General (CGU) and, when the financing resources originate from the Worker Support Fund - FAT, also to the Deliberative Council of the Worker Support Fund (CODEFAT) and the Ministry linked to it, or another public agency that succeeds it, the information that is requested by them, with the transfer of the duty of secrecy.

TWENTY-SIX

PERSONAL DATA ACCESS AND PROTECTION

The Parties, in compliance with the provisions of Law No. 13.709/2018 (General Data Protection Law - LGPD), in the current legislation on personal data protection and in any determinations of regulatory bodies/entities, undertake to protect the rights related to the processing of personal data, and for this purpose, they must adopt good governance measures under the technical aspect, including security, legal and administrative, observing mainly the following:

I - the personal data processed as a result of this Instrument must be accurate and updated. The processing must comply with the parameters provided for in the legislation, especially in the LGPD, as well as in accordance with the purposes expressed in this Instrument, except for the latter requirement, in cases where the Parties are considered independent controllers;

II - each of the Parties shall be an independent controller, for the purposes of this Instrument, and shall individually define the appropriate legal bases and guidelines for the processing operations, in relation to the following personal data:

(i) that they collect directly from the respective data subjects, provided that this processing operation is based on their own decisions;

(ii) from its own databases; and

(iii) related to its body of collaborators, employees and/or agents involved in the regular execution of this Instrument;

III - the personal data received from the other Party as a result of this Instrument must be eliminated at the end of its processing, except when the Law allows the maintenance of such data after this event.

PARAGRAPH ONE

The Parties authorize the disclosure of the personal data expressly contained in this Instrument, such as name, CPF, position of the legal representatives who signed this Instrument and those mentioned as responsible for receiving any notifications, for the purpose of publicizing credit operations on their institutional website, committing to inform their respective holders about the use of such personal data, when applicable, as well as committing to collect consent, when necessary, as provided for in the LGPD.

PARAGRAPH TWO

The Security Incident, as well as the unauthorized improper access and leakage or loss of personal data, will be the sole responsibility of the Party that causes it, and there will be no solidarity or subsidiarity if the other Party has not processed the personal data object of the incident and has not violated the personal data protection legislation.

TWENTY-SEVEN

THE PROCESSING OF PERSONAL DATA BY BNDES

The BNDES System, whenever it is characterized as a controller of personal data, in accordance with the Corporate Policy for the Protection of Personal Data of the BNDES System (PCPD) and the Corporate Information Security Policy of the BNDES System (PCSI), may only process the personal data shared based on the hypotheses provided for in the LGPD (legal basis), following the principles provided for in this legislation, especially that of adequacy, security, prevention and minimization.

PARAGRAPH ONE

The processing of personal data, including those of managers, partners, guarantee providers, and natural persons, may occur in the cases evidenced in the Terms of Use and Privacy Notice of the Customer Portal, available at the following link: https://www.bndes.gov.br/wps/portal/site/home/financiamento/roteiros/portal-do-cliente. Among the purposes foreseen, we highlight the following:

I - execution of contractual obligations (e.g., data of the company's employees to enable the making of notifications, contact data of legal representatives, administrators or business contacts to enable the sending of collections and the release of financial resources);

II- for the fulfillment of a legal or regulatory obligation (e.g., data of partners, managers and guarantee providers to carry out the necessary steps to comply with the rules related to the prevention of money laundering, terrorist financing and proliferation of weapons of mass destruction);

III - for the protection of the credit granted (e.g., data of partners and guarantee providers to carry out consultations and sharing with institutions that provide services related to credit analysis, including the Credit Information System - SCR); and

IV - for the improvement and optimization of the CLIENT's experience (e.g., contact data of the company's employees to send offers of products similar to the contracted).

PARAGRAPH TWO

The personal data processed, including those related to financing/loan operations or other forms of financial support, may be shared with the people listed in the Terms of Use and Privacy Notice of the Customer Portal, available at the following link: https://www.bndes.gov.br/wps/portal/site/home/financiamento/roteiros/portal-do-cliente, which we highlight the following:

I - international organizations, with which the BNDES System raises funds, such as the Inter-American Development Bank (IDB) and the World Bank, for the purpose of demonstrating the correct application of resources, observing the provisions of the LGPD on the subject;

II - with control entities and bodies, such as the Central Bank of Brazil, the Brazilian Federal Audit Court, the Office of the Comptroller General, the Federal Prosecution Service and the Federal Police, whenever requested by these entities;

III - with entities and bodies that are part of the Direct and Indirect Public Administration (such as Ministries, autarchies and public companies), for the purposes of accountability and execution/formulation of public policies, for the fulfillment of other legal or regulatory obligations or, in accordance with the other legal bases provided for in the LGPD.

PARAGRAPH THREE

The holders of processed personal data may ask questions related to the legislation on personal data protection by means of an e-mail to be sent to the following e-mail box: [*****], and exercise the rights mentioned below through Channel Fala.BR - Integrated Platform for Ombudsman and Access to Information, available on the official BNDES intranet page (www.bndes.gov.br), in the Ombudsman section, as informed in the Terms of Use and Privacy Notice:

I - access to data;

II - confirmation of the existence of processing;

III - correction of incomplete, incorrect or outdated data;

IV - revocation of consent, once the processing carried out under the protection of the consent previously expressed has been ratified;

V - to be informed about the public and private entities with which the CREDITOR has engaged in any data sharing; and

VI - request for the anonymization, blocking, or deletion of data that is unnecessary, excessive, or processed in non-compliance with the provisions of the General Personal Data Protection Law (LGPD).

TWENTY-EIGHT

COMMUNICATIONS

All communication arising from this Instrument shall be made in writing and sent by courier, letter or electronic mail message (e-mail) to the following addresses or to any other address that the CREDITOR or CLIENT may communicate:

CREDITOR:

Av. República do Chile, nº 100, Centro

Rio de Janeiro - RJ

CEP 20.031-917

Tel.: [*****]

E-mail: [*****]

Att: Head of the Department of Gas, Oil, Navigation and Decarbonization - AEC/DEGAP

CLIENT:

Rua da Quitanda, 86 / 5º andar / sala 501 - Centro

Rio de Janeiro - RJ

CEP 20091-902

Tel.: [*****]

E-mail: [*****]

Att: [*****]

SOLE PARAGRAPH

Any communication hereunder shall be valid and deemed delivered on the date of receipt, as evidenced by a protocol signed by the party to whom it is delivered; in the case of transmission by mail, upon acknowledgment of receipt; or, in the case of transmission by electronic mail (e-mail), on the date of mailing, if sent by the close of the addressee's business and, if after that time, on the subsequent business day.

TWENTY-NINE

EFFECTIVENESS OF THE INSTRUMENT

The effectiveness of this Instrument is conditioned to the fulfillment, within sixty (60) days from the date affixed to the end of this Instrument, of the conditions listed below, and the CREDITOR must express itself on the fulfillment of the same, by electronic mail sent to the CLIENT:

I. the execution of the agreement that regulates the transfer of resources from the Merchant Marine Fund (FMM) to the CREDITOR, to be signed between the Ministry of Ports and Airports (MPOR) and the CREDITOR;

II. the return of this Instrument to the CREDITOR, which may occur electronically, with the signature of the CLIENT's legal representatives.

PARAGRAPH ONE

The deadline established in the caput of this Clause may be extended by the CREDITOR by notifying the CLIENT, subject to the deadline as provided for in article 27 of MINFRA Ordinance No. 1460/2022, any amendments or another that may replace it.

PARAGRAPH TWO

In the event that the extension of the term provided for in Paragraph One is granted, due to non-compliance with the condition established in item II of the caput of this Clause, the CLIENT shall pay to the CREDITOR the Credit Reserve Charge of 0.1% (one tenth percent), chargeable for a period of 30 days, or fraction thereof, levied on the amount of the credit, for a period from the 61th (sixty-first) day of the date affixed at the end of this Instrument until the date of the beginning of the effectiveness of the Instrument or the termination due to non-compliance with the condition(s) of effectiveness, the respective payment required for the initial use of the credit, from which it will be deductible, or after the termination of the Instrument.

THIRTY

EXTINCTION

Should the CLIENT fail to fulfill the obligation set forth in Clause Twenty-Nine (Effectiveness of the Instrument) within the timeframe specified therein, this Instrument shall be considered terminated by operation of law, in which case the CREDITOR shall notify the CLIENT of such termination.

The CLIENT presented the Joint Certificate of Regularity of Federal Tax Status - CPND No. QCPS.5140.5011.0134, issued on 02/24/2026, by the Brazilian Federal Revenue Service and the National Treasury Attorney General's Office, valid until 08/23/2026.

The CREDITOR is represented in this act by the Superintendent of the Energy Transition and Climate Area (or any of her substitutes among the Heads of Department of said Area listed in the power of attorney), together with any Head of Department of the Energy Transition and Climate Area undersigned and identified, pursuant to the power of attorney drawn up in Book 1023, Pages 032, Act 014, of the 22nd Notary Public Office of Rio de Janeiro, on 07/25/2025, valid for two (2) years.

The parties sign, by means of a digital certificate issued in the ICP-Brasil standard, in accordance with the provisions of article 1 and article 10, §1 of Provisional Measure No. 2.200-2/2001, and/or on the gov.br platform with silver or gold identity, in accordance with articles 4 and 6 of Decree No. 10.543/2020, and consider, for all purposes, the date at the end as that of the legal formalization of this Instrument.

In witness whereof, the parties sign this instrument, together with the witnesses below, who also sign by means of a digital certificate issued in the ICP-Brasil standard and/or on the gov.br platform with silver or gold identity.

Rio de Janeiro, 13 July, 2026.

By the CREDITOR:

/s/ Fabio Roberto Scherma

FABIO ROBERTO SCHERMA

/s/ Carla Gaspar Primavera

CARLA GASPAR PRIMAVERA

BANCO NACIONAL DE DESENVOLVIMENTO ECONÔMICO E SOCIAL - BNDES

By the CLIENT:

/s/ José Roberto Peixoto Rodrigues

JOSÉ ROBERTO PEIXOTO RODRIGUES

/s/ Fernando de Castro Villela

FERNANDO DE CASTRO VILLELA

WILSON, SONS OFFSHORE S/A

WITNESSES:

(signature)

(signature)